Exhibit 99.1

Raptor Submits IND for RP103 for Leigh Syndrome and Other Mitochondrial Disorders

Trial anticipated to begin enrolling in Q1 2014

NOVATO, Calif., December 10, 2013 — Raptor Pharmaceutical Corp. (NASDAQ: RPTP) today announced that it has submitted an investigational new drug application (IND) to the U.S. Food and Drug Administration (FDA) for the clinical development of RP103 as a potential treatment for Leigh syndrome and other mitochondrial disorders. RP103 is currently marketed in the U.S. as PROCYSBI® (cysteamine bitartrate) delayed-release capsules for the management of nephropathic cystinosis in adults and children 6 years and older.

“Leigh syndrome is one of the most devastating of mitochondrial disorders and the RP103-MITO-001 trial will explore a new mechanism of action against this deadly illness,” said the trial’s lead investigator, Bruce H. Cohen, M.D., Professor of Pediatrics and Director of Neurology at Akron Children’s Hospital. “RP103 may stimulate steady and continuous depletion of reactive oxygen species which are toxic to cellular function and structure. These reactive oxygen species are abnormally high in patients with Leigh syndrome.”

The RP103-MITO-001 trial is designed to evaluate the safety, tolerability and efficacy of RP103 in patients with genetically confirmed Leigh syndrome and other mitochondrial disorders. The clinical plan includes an open label, 24 week, Phase 2b study in 32 patients (up to a maximum of 64 patients). Patients with Leigh syndrome are expected to comprise two-thirds of the enrolled population in the study. Initiation of the clinical trial is planned for the first quarter of 2014 at four clinical sites in the U.S. Based on an adaptive design statistical plan, Raptor will conduct two interim analyses, after 12 patients and then 24 patients have completed the study to determine final sample size. The primary endpoint of the study will be the change from baseline in the Newcastle Pediatric Mitochondrial Disease Scale (NPMDS) at 24 weeks. Secondary endpoints will include observations of myopathy, dystonia, seizures, motor development, dyskinesia, quality of life, and activities of daily living. Interim results from the initial 24 patients are expected by the end of 2014.

In addition to providing an antioxidant activity directly, RP103 is believed to increase mitochondrial glutathione which acts as a scavenging agent of reactive oxygen species. Reactive oxygen species are a byproduct of mitochondrial energy production and place oxidative stress on cells. In patients with mitochondrial dysfunction, these reactive oxygen species are produced at dangerously high levels. By increasing levels of the antioxidant glutathione in the mitochondria, RP103 may reduce the toxic oxidative stress typically associated with mitochondrial disorders.

“RP103 is already approved, both in the U.S. and in the EU, for the treatment of another deadly illness, nephropathic cystinosis,” said Patrice Rioux, M.D., Ph.D., Raptor’s Chief Medical Officer. “Our extensive understanding of the mechanisms of action of RP103 coupled with its potential tolerability, pharmacokinetics and pharmacodynamics is generating substantial rationale to conduct further studies in other orphan diseases. In addition to mitochondrial disorders including Leigh syndrome, we are already conducting clinical trials of RP103 in NAFLD and Huntington’s disease, and we will consider additional indications as the science emerges.”

About Leigh Syndrome

Leigh syndrome is a severe neurological disorder caused by genetic defects in mitochondrial or nuclear DNA affecting respiratory chain function that typically results in death within the first decade of life. The condition causes increased production of reactive oxygen species which disrupts mitochondrial electron transport and affects cellular function in a variety of tissues. Typically observed during the first year of life, Leigh syndrome is characterized by a failure to thrive, lack of coordination, involuntary and sustained muscle contraction, muscle wasting, and multiple organ failure. The incidence of Leigh syndrome in the U.S. is estimated to be 1 in 40,000 newborns. Currently, there are no approved treatments for Leigh syndrome.

About Raptor Pharmaceutical Corp

Raptor Pharmaceutical Corp. is a biopharmaceutical company focused on developing and commercializing life-altering therapeutics that treat rare, debilitating and often fatal diseases. The company’s first product, PROCYSBI® (cysteamine bitartrate) delayed-release capsules, is FDA approved for the management of nephropathic cystinosis in adults and children 6 years and older. The product is also approved by the European Commission for marketing in the EU as PROCYSBI gastro-resistant hard capsules of cysteamine (mercaptamine bitartrate), for the treatment of proven nephropathic cystinosis. Raptor’s pipeline also includes RP103 in a Phase 2/3 trial for Huntington’s disease and a Phase 2b trial in nonalcoholic fatty liver disease in children. PROCYSBI was granted orphan designation and exclusivity for nephropathic cystinosis in the U.S. and EU and RP103 has received U.S. orphan drug designation for Huntington’s disease. A request for orphan designation for Leigh Syndrome has been submitted to the FDA. For additional information, please visit www.raptorpharma.com.

About PROCYSBI (cysteamine bitartrate) delayed-release capsules

PROCYSBI is a cystine depleting agent that is approved in the U.S. for the management of nephropathic cystinosis in adults and children ages 6 years and older. It is contraindicated in patients with a hypersensitivity to penicillamine. The most commonly reported side effects are vomiting, abdominal pain/discomfort, headaches, nausea, diarrhea, anorexia/decreased appetite, breath odor, fatigue, dizziness, skin odor and rash. For additional information on PROCYSBI, including full prescribing information, please visit www.procysbi.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are indicated by words or phrases such as “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” “projected” and similar words or phrases and relate to future events or our future results of operations or future financial performance, including, but not limited to, quotes from management and statements regarding the projected number of patients by the end of 2013 and projected net product sales, the timing of top-line data from the Phase 2/3 study of PROCYSBI (RP103) in Huntington’s disease, enrollment of the pediatric non-alcoholic fatty liver disease and Leigh syndrome trials, and Raptor’s business strategy and use of cash through at least the end of 2014. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Factors which may contribute to differences in actual results include, among others: market acceptance and sales of PROCYSBI in the U.S. and the EU; Raptor’s ability to expand the use of RP103 and to receive regulatory approval for other indications; Raptor’s reliance on a single active pharmaceutical ingredient supplier, a single third-party manufacturer and other third parties in connection with drug product development; compliance with healthcare regulations, ongoing regulatory requirements and potential penalties; any serious adverse side effects associated with PROCYSBI or any other future products and product liability claims; third-party payor coverage, reimbursement and pricing; enacted and future healthcare legislation; Raptor’s ability to obtain and maintain orphan drug or other regulatory exclusivity for PROCYSBI or any other future products; the integration of European operations with U.S. operations; relationships with key scientific and medical collaborators; intellectual property protection and claims and continued license rights; and Raptor’s ability to fund its operations and make required payments on its debt. Certain of these risks, uncertainties and other factors are described in greater detail in the company’s filings from time to time with the Securities and Exchange Commission (the “SEC”), which Raptor strongly urges you to read and consider, including: Raptor’s transition report for the four months ended December 31, 2012 on Form 10-KT filed with the SEC on March 14, 2013, as amended, and Raptor’s Quarterly Report on Form 10-Q filed with the SEC on November 7, 2013, which are available free of charge on the SEC’s website at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements except as may be required by law.

CONTACT:

Georgia Erbez

Chief Financial Officer

Raptor Pharmaceutical Corp.

(415) 408-6231

gerbez@raptorpharma.com

INVESTOR CONTACTS:

Westwicke Partners, LLC

Stefan Loren, Ph.D.

Managing Director

(443) 213-0507

sloren@westwicke.com

Robert H. Uhl

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Carolyn Hawley

Canale Communications

(619) 849-5375

carolyn@canalecomm.com